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                                  EXHIBIT 24.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 of our reports dated 31 March 1995, except for Note 32 for which the date is 4 October 1995, and April 1994 on our audits of the financial statements of Homestake Gold of Australia Limited.

We also consent to the reference to our firm under the caption "Independent Accountants".

Coopers & Lybrand has not authorised nor caused the issue of this registration statement.

                                          COOPERS & LYBRAND
                                          Chartered Accountants

Perth, Western Australia
18 October 1995


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